Exhibit 99.1

    Point Therapeutics To Host Webcast On January 31, 2006 Webcast
         To Present Phase 3 NSCLC Program and Clinical Update

    BOSTON--(BUSINESS WIRE)--Jan. 20, 2006--Point Therapeutics, Inc. (NASDAQ:POTP) announced today that it will host a live webcast on Tuesday, January 31 at 7:30 AM EST. "As the new year begins, we would like to provide our new investors and long-term shareholders a clinical update regarding the design and strategy behind our Phase 3 metastatic non-small cell lung cancer program and our on-going Phase 2 studies," said Don Kiepert, Chairman and Chief Executive Officer.

    The webcast may be accessed by visiting www.pther.com

    About Point Therapeutics, Inc.:

    Point is developing a family of dipeptidyl peptidase (DPP) inhibitors for use in cancer, type 2 diabetes and as vaccine adjuvants. The Company is currently studying its lead product candidate, talabostat, in a Phase 3 program in metastatic NSCLC. Additionally, talabostat is being evaluated in several Phase 2 trials; including, as a single-agent in metastatic melanoma, in combination with cisplatin in metastatic melanoma, in combination with rituximab in advanced chronic lymphocytic leukemia, and in combination with gemcitabine in metastatic pancreatic cancer. Point's portfolio also includes two other DPP inhibitors in preclinical development--PT-630 for type 2 diabetes, and PT-510 as a vaccine adjuvant.

    Certain statements contained herein are not strictly historical and are "forward looking" statements as defined in the Private Securities Litigation Reform Act of 1995. This information includes statements with respect to the company's clinical development programs and the timing of initiation and completion of its clinical trials. Forward-looking statements are statements that are not historical facts, and can be identified by, among other things, the use of forward-looking language, such as "believes," "feels," "expects," "may," "will," "should," "seeks," "plans," "schedule to," "anticipates" or "intends" or the negative of those terms, or other variations of those terms of comparable language, or by discussions of strategy or intentions. A number of important factors could cause actual results to differ materially from those projected or suggested in the forward looking statement, including the risk factors described in Point's quarterly report on Form 10-Q for the quarter ended September 30, 2005 and from time to time in Point's periodic and other reports filed with the Securities and Exchange Commission.

    CONTACT: Point Therapeutics, Inc.
             Sarah Cavanaugh, 617-933-7508
             Director, Corporate Communications